                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:  October 29, 1996




                               MedPartners, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                     Delaware                                0-27276                     63-1151076
                ------------------                          ---------                   ------------
                  (State or Other                          (Commission                (I.R.S. Employer
           Jurisdiction of Incorporation                   File Number)              Identification No.)
                 or Organization)

          3000 Galleria Tower, Suite 1000
                Birmingham, Alabama                                                         35244
           ----------------------------                                                 -------------
               (Address of Principal                                                     (Zip Code)
                Executive Offices)

          Registrant's Telephone Number,                                               (205) 733-8996
               Including Area Code:


Item 5.  OTHER EVENTS

MePartners, Inc. (the "Company") has entered into an agreement with Integrated Health Servies, Inc. ("THS") in connection with IHS's proposed acquisition (the "Acquisition") of Coram Healthcare Corporation ("Coram"), pursuant to which the litigation arising out of the sale by Caremark International Inc., a wholly owned subsidiary of the Company ("Caremark"), to Coram of Caremark's home infusion therapy business in April 1995 (the "Coram Litigation") is to be settled (the "Settlement"). Under the Settlement, all of the approximately $111.0 million in Coram promissory notes held by the Company will be cancelled and replaced by a new two year note in the principal amount of approximately $57.5 million, and, the Company and Coram will enter into long-term preferred provider agreements pursuant to which IHS/Coram following the Acquisition will provide services to the patients served by the Company's integrated delivery systems on a national basis. The consummation of the Settlement is conditioned upon, among other things, the consummation of the Acquisition. The Company understands that the Acquisition is subject to the usual conditions for transactions of such type, including approval by the stockholders of Coram and IHS. The Acquisition is expected to be consummated early in the first quarter of 1997. There can be no assurance that the Acquisition or the Settlement will be consummated.




















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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits.


                 (99)-1   Press release dated October 21, 1996

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 29, 1996

                                    MedPartners, Inc.


                                    By  /s/    Harold O. Knight, Jr.
                                        ----------------------------------
                                              Harold O. Knight, Jr.
                                            Executive Vice President
                                           and Chief Financial Officer